UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

ZIPCAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35131	04-3499525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 First Street, 4th Floor, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 995-4231

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 11, 2011, Zipcar, Inc. (“Zipcar”) entered into an amendment and restatement of each of the material documents pertaining to its asset-backed fleet financing program, as described below (the “ABS Program”). A copy of the press release announcing the renewal of the ABS Program is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Overview

On May 24, 2010, Zipcar Vehicle Financing LLC (“ZVF”), a bankruptcy-remote special purpose entity wholly-owned by Zipcar, entered into a base indenture with Deutsche Bank Trust Company Americas, as trustee (the “Base Indenture”), together with certain related documents, including:

(i) a Master Motor Vehicle Operating Lease and Servicing Agreement (the “Lease”) between Zipcar, as lessee and servicer, and ZVF, as lessor;

(ii) a Collateral Agency Agreement (the “Collateral Agency Agreement”) among ZVF, as grantor, Zipcar, as servicer (in such capacity, the “Servicer”), and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”);

(iii) an Administration Agreement (the “Administration Agreement”) among Zipcar, as administrator (the “Administrator”), ZVF and the Trustee;

(iv) an Amended and Restated Limited Liability Company Agreement of ZVF entered into by Zipcar, as sole member of ZVF;

(v) a Back-up Administration Agreement (the “Back-up Administration Agreement”) among the Administrator, ZVF, Lord Securities, as back-up Administrator (the “Back-up Administrator”), and the Trustee; and

(vi) a Back-up Disposition Agreement (the “Back-up Disposition Agreement”) among Fiserv Automotive Solutions, Inc., as back-up disposition agent (the “Back-up Disposition Agent”), ZVF, Zipcar, the Trustee and the Collateral Agent.

ZVF issues series (each, a “Series”) of Car Sharing Asset Backed Notes (the “Notes”) pursuant to the Base Indenture and a series supplement relating to such Series (each, a “Series Supplement” and, together with the Base Indenture, the “Indenture”). Generally, proceeds from the issuance and sale of the Notes, together with a portion of ZVF’s capital, are used to finance the acquisition of vehicles ordered by Zipcar from manufacturers, dealers or auctions pursuant to the Lease. Vehicles ordered by Zipcar under the Lease and purchased by ZVF are leased to Zipcar under the Lease. The lease of vehicles under the Lease is structured as an operating lease, with title to the vehicles recorded in the name of ZVF.

Each Series of Notes is secured under the Indenture and the Collateral Agency Agreement by a first-priority perfected security interest in ZVF’s right, title and interest in the “Collateral” which includes, among other things, (i) the Lease and the payments due thereunder, (ii) the vehicles, (iii) all payments under insurance policies or warranties relating to the vehicles, (iv) the Administration Agreement, (v) funds on deposit from time to time in certain accounts, (vi) certain other agreements and certain additional property (including any additional property specified in the related Series Supplement) and (vii) all proceeds of the foregoing.

The Collateral and any applicable credit enhancement with respect to each Series of Notes are the sole source of payments on the related Notes. The Notes represent obligations of ZVF only and do not represent obligations of, and are not guaranteed or insured by, Zipcar or any other person or entity.

The Issuer

ZVF is a special purpose limited liability company established under the laws of the State of Delaware. Zipcar is the sole member of ZVF. The business activities of ZVF are limited primarily to issuing indebtedness pursuant to the Indenture, using the proceeds thereof to acquire vehicles by selling them to Zipcar or a third party, pledging its assets to secure the Notes and any other indebtedness under the Indenture and undertaking activities incidental to the foregoing. ZVF has taken various steps in structuring the asset backed fleet financing program that are intended to ensure that the voluntary or involuntary application for relief by Zipcar under the United States Bankruptcy Code or similar state laws will not result in the consolidation of the assets and liabilities of ZVF with those of Zipcar.

The Lease

Concurrently with the acquisition by ZVF of each vehicle, ZVF leases such vehicle to Zipcar pursuant to the Lease. Under the terms of the Lease, Zipcar, as lessee, is required to make lease payments to ZVF each month in an amount sufficient to cover, among other things, the monthly depreciation on the vehicles (including the remaining net book value of any stolen or salvaged vehicles), interest costs and fees under the Notes and any other outstanding notes issued by ZVF, servicing and administration fees payable by ZVF, management fees payable by ZVF and certain other funding costs of ZVF, as well as a profit component measured against the net book value of each vehicle leased thereunder.

Zipcar as Servicer and Administrator

In addition to being the lessee under the ZVF Lease, Zipcar also acts as Servicer pursuant to the Lease and the Collateral Agency Agreement. The functions of the Servicer include, among other things, (i) causing the vehicles to be titled in the name of ZVF and the Collateral Agent to be shown as the first lienholder on all certificates of title with respect to the vehicles, (ii) indicating on its computer records the vehicles subject to the Lease and (iii) arranging for the sale on behalf of ZVF of each vehicle returned by Zipcar to ZVF pursuant to the lease. Zipcar also acts as Administrator pursuant to the Administration Agreement among Zipcar, ZVF and the Trustee. The functions of the Administrator include, among other things, (i) instructing the Trustee to make withdrawals and payments from, and invest funds on deposit in, certain accounts in accordance with the Indenture and (ii) furnishing the reports required to be delivered under the Indenture.

In addition, Zipcar has entered into a Back-up Administration Agreement with Lord Securities and a Back-up Disposition Agreement with Fiserv Automotive Solutions, Inc. in order to ensure that, in the event of a Zipcar insolvency, another party is in place to assume Zipcar’s responsibilities (i) in the case of the Back-up Administration Agreement, as Administrator, and (ii) in the case of the Back-up Disposition Agreement, as Servicer.

Covenants

ZVF is subject to numerous restrictive covenants under the Indenture and related agreements, including restrictive covenants with respect to liens, indebtedness, benefit plans, mergers, disposition of assets, acquisition of assets, dividends, officers compensation, investments, agreements, the types of business it may conduct and other customary covenants for a bankruptcy-remote special purpose entity.

The Series 2010-1 Notes

On May 24, 2010, ZVF and the Trustee entered into the Series 2010-1 Supplement to the Base Indenture (the “Series 2010-1 Supplement”) pursuant to which ZVF issued the Series 2010-1 Notes, Class A in an aggregate maximum principal amount of $50,000,000 (the “Class A Notes”) and the Series 2010-1 Notes, Class B in an aggregate maximum principal amount of $20,000,000 (the “Class B Notes” and, together with the Class A Notes, the “Series 2010-1 Notes”). The Class A Notes were purchased by Credit Agricole Corporate and Investment Bank (formerly known as Credit Agricole Corporate and Investment Bank New York Branch) (“Credit Agricole”) pursuant to a Class A Note Purchase Agreement, dated as of May 24, 2010 (the “Class A Note Purchase Agreement”) among ZVF, Zipcar, Credit Agricole, as administrative agent, certain conduit investors, certain committed note purchasers and certain funding agents. The Class B Notes were purchased by Goldman, Sachs & Co. pursuant to a Class B Note Purchase Agreement, dated as of May 24, 2010 (the “Class B Note Purchase Agreement”) among ZVF, Zipcar, Credit Agricole, as administrative agent, certain conduit investors, certain committed note purchasers and certain funding agents. As previously disclosed, the Class B Notes were paid in full on April 19, 2011 and are no longer outstanding.

Credit Enhancement for the Series 2010-1 Notes

Credit enhancement for the Series 2010-1 Note is provided by overcollateralization, amounts required to be held in a reserve account for the Series 2010-1 Notes and/or amounts available under a letter of credit specific to the Series 2010-1 Notes. Zipcar also capitalized ZVF with a demand note in the amount of $4,125,000. The amount available in the reserve account (or available to be drawn under the letter of credit, if any) is available to cover any shortfall in payments by Zipcar under the Lease, as such shortfalls relate to the Series 2010-1 Notes. Such amounts are also available to cover any unpaid amounts due from Zipcar under the demand note for the Series 2010-1 Notes, which is itself available to cover certain losses arising from the sale of vehicles.

Events of Default and Amortization Events

The Series 2010-1 Notes are subject to events of default and amortization events, including non-payment of principal or interest, violation of covenants, material inaccuracy of representations or warranties, failure to maintain certain enhancement levels, failure to maintain an interest rate hedge and insolvency or certain bankruptcy events. The occurrence of an amortization event or event of default could result in the rapid amortization of the Series 2010-1 Notes and in certain instances the liquidation of vehicles in the U.S. car sharing fleet that secure the Series 2010-1 Notes.

Interest for the Series 2010-1 Notes

The Series 2010-1 Notes bear interest at variable rates based upon the weighted average of the commercial paper rates paid by the bank conduits advancing funds to ZVF or the 30 day LIBOR, in each case, plus a borrowing spread. The borrowing spread on the Series 2010-1 Notes is subject to increase during the continuance of an amortization event with respect to the Series 2010-1 Notes.

Amendment and Restatement of the Program Documents and the Series 2010-1 Notes

On May 11, 2011, ZVF entered into amendments and restatements of all the material documents pertaining to its asset-backed fleet financing program and the Series 2010-1 Notes, including:

(i) an Amended and Restated Base Indenture between ZVF and the Trustee;

(ii) an Amended and Restated Series 2010-1 Supplement between ZVF and the Trustee;

(iii) an Amended and Restated Series 2010-1 Note Purchase Agreement among ZVF, Zipcar, Credit Agricole, as administrative agent, certain conduit investors, certain committed note purchasers and certain funding agents;

(iv) an Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement between Zipcar, as lessee and servicer, and ZVF, as lessor;

(v) an Amended and Restated Collateral Agency Agreement among ZVF, as grantor, the Servicer, the Trustee and the Collateral Agent;

(vi) an Amended and Restated Administration Agreement among the Administrator, ZVF and the Trustee;

(vii) a Second Amended and Restated Limited Liability Company Agreement of ZVF entered into by Zipcar, as sole member of ZVF;

(viii) an Amended and Restated Back-up Administration Agreement among the Administrator, ZVF, the Back-up Administrator and the Trustee; and

(ix) an Amended and Restated Back-up Disposition Agreement among ZVF, the Back-up Disposition Agent, Zipcar, the Trustee and the Collateral Agent.

Among other things, these amendments (a) reduced the borrowing spread with respect to the Series 2010-1 Notes by approximately 100 basis points and reduced the undrawn commitment fee rate by 50 basis points, (b) extended the borrowing commitment period for the Series 2010-1 Notes from May 24, 2011 to May 9, 2012, the expected maturity date for the Series 2010-1 Notes from May 25, 2013 to May 25, 2014 and the legal maturity date from May 25, 2014 to May 25, 2015, (c) reduced the amount of required credit enhancement for the Series 2010-1 Notes and (d) added provisions allowing for the ability to finance vehicles purchased under manufacturer repurchase or guaranteed depreciation programs on more favorable terms than vehicles not subject to such programs.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPCAR, INC.

Date: May 17, 2011	By:	/s/ Dean J. Breda
Dean J. Breda General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 11, 2011